Exhibit 99.1

Virtu Announces Second Quarter 2015 Results

NEW YORK, NY, August 5, 2015 — Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, which priced its initial public offering on April 15, 2015, today reported results for the second quarter ended June 30, 2015.

Second Quarter Selected Results*

•                  GAAP Net Income of $7.6 million; Adjusted Net Income** of $55.9 million, which excludes IPO related adjustments

•                  GAAP Basic and Diluted EPS of $0.01; Normalized EPS** of $0.27

•                  Adjusted Net Trading Income** of $105.9 million, up 12.0%

•                  Adjusted EBITDA** of $73.3 million, up 27.0%; Adjusted EBITDA Margin of 67.5%

•                  Quarterly cash dividend of $0.24 per share payable on September 15, 2015

* All comparisons are versus second quarter 2014.

** Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on September 15, 2015 to shareholders of record as of September 1, 2015.

“Our business continued to perform well in the second quarter of 2015.  Global volumes in general did not compare to the prior two quarters,” said Douglas Cifu, Chief Executive Officer of Virtu Financial. “However, volumes in general compare favorably to the second quarter of last year.  The benefits of our diversified model were evident in the second quarter as our $1.68 million of average Adjusted Net Trading Income was spread across our six categories, with no one category contributing more than 26.1% overall.  In addition, we continue to realize strong operating margins across our business and have realized a 67.5% Adjusted EBITDA margin in the second quarter.  We will pay our initial quarterly dividend as a public company of $0.24 per share in September. We remain optimistic about the outlook for our business for the remainder of this year.  Market activity in July has been more robust and indicative of higher levels of activity across our business.”

GAAP Financial Results

Total revenues increased 11.7% to $182.0 million for this quarter, compared to $163.0 million for the same period in 2014. Trading income, net, increased 10.7% to $169.8 million for this quarter, compared to $153.4 million for the same period in 2014. Net Income decreased 75.3% to $7.6 million for this quarter, compared to $30.8 million for the same period in 2014.

GAAP Basic and Diluted EPS was $0.01.

Five quarterly results from January 2014 to March 31, 2015 are available at http://ir.virtu.com.

Business Performance

Adjusted Net Trading Income increased 12.0% to $105.9 million for this quarter, compared to $94.5 million for the same period in 2014. Adjusted Net Income increased 27.6% to $55.9 million for this quarter, compared to $43.8 million for the same period in 2014. Adjusted Net Income excludes charges related to pre-IPO stock-based compensation awards, net, of $44.2 million and other non-cash items. Adjusted EBITDA increased 27.0% to $73.3 million for this quarter, compared to $57.7 million for the same period in 2014. Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Net Income before income taxes was subject to corporation taxation, Normalized EPS was $0.27 for this quarter.

Since our inception, we have sought to broadly diversify our market making across securities, asset classes and geographies, and as a result, for the quarter ended June 30, 2015, we achieved a diverse mix of Adjusted Net Trading Income results, with no one category constituting more than 26.1% of our total Adjusted Net Trading Income. Daily Adjusted Net Trading Income was approximately $1.680 million for this quarter compared to $1.501 million for the same period in the previous year.

The increase in Adjusted Net Trading Income this quarter, in comparison to the same period in the previous year, was primarily driven by strong performances in EMEA equities, APAC equities and Global Commodities.

The following tables show our Adjusted Net Trading Income, average daily Adjusted Net Trading Income and percentage of Adjusted Net Trading Income by category for the three months ended June 30, 2015 and 2014, and six months ended June 30, 2015 and 2014, respectively.

	Three Months Ended June 30,
Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$27,331	25.8%	$26,836	28.4%	1.8%
EMEA Equities	13,527	12.8%	10,739	11.4%	26.0%
APAC Equities	9,808	9.3%	7,293	7.7%	34.5%
Global Commodities	27,587	26.1%	19,378	20.5%	42.4%
Global Currencies	24,691	23.3%	24,616	26.0%	0.3%
Options, Fixed Income and Other	4,725	4.5%	7,737	8.2%	-38.9%
Unallocated(1)	(1,804)	-1.8%	(2,093)	-2.2%	NM
Total Adjusted Net Trading Income	$105,865	100.0%	$94,506	100.0%	12.0%

	Three Months Ended June 30,
Average Daily Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$434	25.8%	$426	28.4%	1.8%
EMEA Equities	215	12.8%	170	11.4%	26.0%
APAC Equities	156	9.3%	116	7.7%	34.5%
Global Commodities	438	26.1%	308	20.5%	42.4%
Global Currencies	392	23.3%	391	26.0%	0.3%
Options, Fixed Income and Other	75	4.5%	123	8.2%	-38.9%
Unallocated(1)	(30)	-1.8%	(33)	-2.2%	NM
Total Adjusted Net Trading Income	$1,680	100.0%	$1,501	100.0%	12.0%

			Three Months Ended June 30,
Selected Market Metrics:			2015	2014	% Change
US Equities Average Daily Volume, in millions(2)			6,352	6,053	4.9%
EU Equities Average Daily Volume, in millions(2)			5,889	5,146	14.4%
TSE Equities Average Daily Volume, in millions(3)			2,741	2,356	16.3%
CME Average Daily Energy Contracts(4)			1,776,164	1,456,993	21.9%
CME Average Daily FX Contracts(4)			903,627	637,371	41.8%
OCC Average Daily Volume, in millions(5)			15.3	15.8	-2.7%
VIX (Average)(6)			13.74	12.73	7.9%
VIX (High)(6)			18.85	17.03	10.7%
VIX (Low)(6)			12.10	10.61	14.0%
Trading Days (US)(7)			63	63

	Six Months Ended June 30,
Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$56,463	22.2%	$52,140	26.0%	8.3%
EMEA Equities	30,926	12.2%	25,959	13.0%	19.1%
APAC Equities	20,731	8.2%	13,418	6.7%	54.5%
Global Commodities	62,241	24.5%	49,391	24.7%	26.0%
Global Currencies	66,858	26.3%	45,346	22.6%	47.4%
Options, Fixed Income and Other	13,923	5.5%	17,768	8.9%	-21.6%
Unallocated(1)	3,131	1.1%	(3,695)	-1.9%	NM
Total Adjusted Net Trading Income	$254,273	100.0%	$200,327	100.0%	26.9%

	Six Months Ended June 30,
Average Daily Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$455	22.2%	$420	26.0%	8.3%
EMEA Equities	249	12.2%	209	13.0%	19.1%
APAC Equities	167	8.2%	108	6.7%	54.5%
Global Commodities	502	24.5%	398	24.7%	26.0%
Global Currencies	539	26.3%	366	22.6%	47.4%
Options, Fixed Income and Other	112	5.5%	143	8.9%	-21.6%
Unallocated(1)	25	1.1%	(30)	-1.9%	NM
Total Adjusted Net Trading Income	$2,049	100.0%	$1,614	100.0%	26.9%

			Six Months Ended June 30,
Selected Market Metrics:			2015	2014	% Change
US Equities Average Daily Volume, in millions(2)			6,629	6,491	2.1%
EU Equities Average Daily Volume, in millions(2)			6,229	5,690	9.5%
TSE Equities Average Daily Volume, in millions(3)			2,723	2,664	2.2%
CME Average Daily Energy Contracts(4)			1,958,391	1,578,872	24.0%
CME Average Daily FX Contracts(4)			930,367	725,581	28.2%
OCC Average Daily Volume, in millions(5)			15.8	16.8	-5.9%
VIX (Average)(6)			15.13	13.76	10.0%
VIX (High)(6)			22.39	21.44	4.4%
VIX (Low)(6)			12.10	10.61	14.0%
Trading Days (US)(7)			124	124

(1)

Under our methodology for recording ‘‘trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular daily Adjusted Net Trading Income calculation can effectively defer or accelerate revenue from one day to another or one reporting period to another, as the case may be. We do not allocate any resulting differences based on the timing of revenue recognition.

(2)	Source: BATS
(3)	Source: Tokyo Stock Exchange
(4)	Source: Chicago Mercantile Exchange Group
(5)	Source: Options Clearing Corporation
(6)	Source: Chicago Board Options Exchange
(7)	Based on NYSE/NASDAQ trading calendar

Financial Condition

As of June 30, 2015, Virtu had $127.0 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $502.4 million.  The increase in cash and cash equivalents from prior periods is primarily due to the net proceeds contributed to Virtu Financial LLC as a result of the Initial Public Offering.

Virtu’s headcount was 149 full-time employees as of June 30, 2015.

Initial Public Offering

On April 21, 2015, we closed the initial public offering of 19,012,112 shares of Class A common stock and the total gross proceeds of the offering were approximately $361.2 million. Of the proceeds, we used approximately $25.2 million to pay underwriting discounts and commissions, and we used approximately $277.2 million to purchase shares of our Class A common stock and common units in Virtu Financial LLC (and paired shares of our Class C common stock) from certain pre-IPO equityholders, including affiliates of Silver Lake Partners, and certain employees. We have contributed the remaining $58.8 million of net proceeds to Virtu Financial LLC, the operating company, which will be used for working capital and general corporate purposes.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “Adjusted Net Income”, which measures our operating performance by adjusting Net Income to exclude amortization of purchased intangibles and acquired capitalized software, severance, termination of office leases, equipment write-off, acquisition related retention bonus, stock-based compensation, charges related to one-time stock-based compensation at IPO, net, and charges related to pre-IPO stock-based compensation awards, net.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on senior secured credit facility, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, equipment write-off and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, termination of office leases, acquisition related retention bonus, stock-based compensation, charges related to one-time stock-based compensation at IPO, net, and charges related to pre-IPO stock-based compensation awards, net.

•                  “Normalized Net Income”, “Normalized Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized EPS”, which we calculate by adjusting Net Income to exclude certain items including IPO related adjustment and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate of approximately 35.5%.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. In addition, Adjusted Net Income, EBITDA and Adjusted EBITDA or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA provide useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted Net Income or Adjusted EBITDA differently, and as a result our measures of Adjusted Net Trading Income, Adjusted Net Income and Adjusted EBITDA may not be directly comparable to those of other companies. Although we use Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Adjusted Net Income and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include operating income (loss), Net Income (loss), cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except share and per share data)
Revenues:
Trading income, net	$169,792	$153,376	$383,722	$318,539
Interest and dividends income	9,415	7,214	14,597	12,769
Technology services	2,772	2,386	5,188	4,963

Total revenues	181,979	162,976	403,507	336,271

Operating Expenses:
Brokerage, exchange and clearance fees, net	56,501	53,837	117,639	108,271
Communication and data processing	17,549	17,505	35,492	33,312
Employee compensation and payroll taxes	15,165	17,255	42,065	38,868
Interest and dividends expense	16,841	12,247	26,407	22,710
Operations and administrative	6,669	6,354	12,431	12,125
Depreciation and amortization	8,186	7,480	17,849	13,962
Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Acquisition related retention bonus	—	1,221	—	2,487
Termination of office leases	—	849	2,729	849
Initial public offering fees and expenses	—	8,901	—	8,901
Charges related to pre-IPO stock-based compensation awards, net	44,194	—	44,194	—
Financing interest expense on senior secured credit facility	7,259	7,748	14,861	15,299

Total operating expenses	172,417	133,450	313,773	256,890

Income before income taxes and non-controlling interest	9,562	29,526	89,734	79,381
Provision for income taxes	1,997	(1,316)	4,725	(350)

Net income	$7,565	$30,842	$85,009	$79,731

Non-controlling interest	(7,091)	(30,842)	(84,535)	(79,731)

Net income available for common stockholders	$474	$—	$474	$—

Earnings per share:
Basic	$0.01		$0.01
Diluted	$0.01		$0.01

Weighted average common shares outstanding
Basic	34,305,052		34,305,052
Diluted	34,529,349		34,529,349

Comprehensive income:
Net income attributable to common stockholders	$474	$—	$474	$—
Other Comprehensive Income
Foreign exchange translation adjustment, net of taxes	412	—	412	—

Comprehensive income available for common stockholders	$886	$—	$886	$—

Comprehensive income attributable to non-controlling interests
Net income attributable to non-controlling interests	$7,091	$30,842	$84,535	$79,731
Other Comprehensive Income
Foreign exchange translation adjustment	1,220	(211)	(3,413)	(163)

Comprehensive income attributable to non-controlling interests	$8,311	$30,631	$81,122	$79,568

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted Net Trading Income, and selected Operating Margins.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$169,792	$153,376	$383,722	$318,539
Interest and dividends income	9,415	7,214	14,597	12,769
Brokerage, exchange and clearance fees, net	(56,501)	(53,837)	(117,639)	(108,271)
Interest and dividends expense	(16,841)	(12,247)	(26,407)	(22,710)

Adjusted Net Trading Income	$105,865	$94,506	$254,273	$200,327

Reconciliation of Net Income to Adjusted Net Income
Net Income	$7,565	$30,842	$85,009	$79,731
Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Severance	—	29	303	395
IPO fees and expenses	—	8,901	—	8,901
Termination of office leases	—	849	2,729	849
Equipment write-off	—	—	1,468	—
Acquisition related retention bonus	—	1,221	—	2,487
Stock-based compensation	2,799	1,862	8,653	7,129
Charges related to one-time stock-based compensation at IPO, net	1,259	—	1,259	—
Charges related to pre-IPO stock-based compensation awards, net	44,194	—	44,194	—

Adjusted Net Income	$55,870	$43,757	$143,721	$99,598

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net Income	$7,565	$30,842	$85,009	$79,731
Financing interest expense on senior secured credit facility	7,259	7,748	14,861	15,299
Depreciation and amortization	8,186	7,480	16,381	13,962
Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Equipment write-off	—	—	1,468	—
Provision for Income Taxes	1,997	(1,316)	4,725	(350)

EBITDA	$25,060	$44,807	$122,550	$108,748

Severance	—	29	303	395
IPO fees and expenses	—	8,901	—	8,901
Termination of office leases	—	849	2,729	849
Acquisition related retention bonus	—	1,221	—	2,487
Stock-based compensation	2,799	1,862	8,653	7,129
Charges related to one-time stock-based compensation at IPO, net	1,259	—	1,259	—
Charges related to pre-IPO stock-based compensation awards, net	44,194	—	44,194	—

Adjusted EBITDA	$73,312	$57,669	$179,688	$128,509

Selected Operating Margins
Net Income Margin(1)	7.0%	31.8%	32.8%	38.8%
Adjusted Net Income Margin(2)	51.4%	45.2%	55.4%	48.5%
EBITDA Margin(3)	23.1%	46.2%	47.2%	53.0%
Adjusted EBITDA Margin(4)	67.5%	59.5%	69.3%	62.6%

(1) Calculated by dividing net income by the sum of Adjusted Net Trading Income and technology services revenue.

(2) Calculated by dividing Adjusted Net Income by the sum of Adjusted Net Trading Income and technology services revenue.

(3) Calculated by dividing EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

(4) Calculated by dividing Adjusted EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Net Income and Normalized Net Income per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except share and per share data)
Reconciliation of Net Income to Normalized Net Income
Net income	$7,565	$30,842	$85,009	$79,731
GAAP provision for income taxes	1,997	(1,316)	4,725	(350)

Income before income taxes	$9,562	$29,526	$89,734	$79,381

Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Severance	—	29	303	395
IPO fees and expenses	—	8,901	—	8,901
Termination of office leases	—	849	2,729	849
Equipment write-off	—	—	1,468	—
Acquisition related retention bonus	—	1,221	—	2,487
Stock-based compensation	2,799	1,862	8,653	7,129
Charges related to one-time stock-based compensation at IPO, net	1,259	—	1,259	—
Charges related to pre-IPO stock-based compensation awards, net	44,194	—	44,194	—

Normalized Net Income before income taxes	$57,867	$42,441	$148,446	$99,248

Normalized provision for income taxes(1)	20,543	15,067	52,698	35,233

Normalized Net Income	$37,324	$27,374	$95,748	$64,015

Adjusted shares outstanding(2)	138,671,656	138,447,359	138,671,656	138,447,359

Normalized Net Income per share	$0.27	$0.20	$0.69	$0.46

(1)	Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 35.5%.
(2)

Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis, (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

Includes 224,297 additional shares from dilutive impact of options and RSU’s granted under the 2015 MIP.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	June 30,	December 31,
	2015	2014
	(in thousands, except share data)
Assets
Cash and cash equivalents	$126,978	$75,864
Securities borrowed	667,970	484,934
Securities purchased under agreements to resell	31,050	31,463
Receivables from broker-dealers and clearing organizations	691,163	387,652
Trading assets, at fair value	2,057,392	1,544,308
Property, equipment and capitalized software, net	47,113	44,644
Goodwill	715,379	715,379
Intangibles (net of accumulated amortization)	1,308	1,414
Deferred taxes	163,423	—
Other assets	34,944	33,800

Total assets	$4,536,720	$3,319,458

Liabilities, redeemable interest and equity
Liabilities
Securities loaned	$876,782	$497,862
Securities sold under agreements to repurchase	246	2,006
Payables to broker-dealers and clearing organizations	568,459	686,203
Trading liabilities, at fair value	1,785,628	1,037,634
Tax receivable agreement obligations	184,679	—
Accounts payable and accrued expenses and other liabilities	124,830	93,331
Senior secured credit facility, net	495,312	495,724

Total liabilities	$4,035,936	$2,812,760

Class A-1 redeemable membership interest	—	294,433

Equity	500,784	212,265

Total liabilities, redeemable interest and equity	$4,536,720	$3,319,458

	As of June 30, 2015
Ownership of Virtu Financial LLC Interests:	Interests	%
Virtu Financial, Inc. - Class A Common Stock	34,305,052	24.8%
Non-controlling Interests (Virtu Financial LLC)	104,142,307	75.2%

Total Virtu Financial LLC Interests	138,447,359	100.0%

Conference Call Information

Douglas Cifu, Chief Executive Officer, and Joseph Molluso, Chief Financial Officer, will host a conference call to discuss the Company’s financial results and outlook on Wednesday, August 5, 2015, at 8:00 a.m. Eastern Time. To access the conference call, please dial (855) 645-0552 (U.S.) or (720) 634-9067 (international). The Company will also host a live audio Webcast of the conference call on the Investor Relations section of the Company’s website at http://ir.virtu.com/events.cfm. The Webcast will also be archived on http://ir.virtu.com/events.cfm for 90 days following the announcement.

About Virtu Financial, Inc.

Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 11,000 securities and other financial instruments on more than 225 unique exchanges, markets and liquidity pools in 35 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com